UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 3, 2014

Cogent Communications Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51829	46-5706863
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1015 31st St. NW, Washington, District of Columbia	20007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 202-295-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2014, the Board of Directors made awards of restricted stock to the executive officers of the Company pursuant to the Company’s 2004 Incentive Award Plan, as amended.

Thaddeus Weed, Vice President and Chief Financial Officer of the Company, received an award of 36,000 shares of restricted stock.  Shares will vest in quarterly increments of 4,500 shares starting on March 1, 2017 continuing through December 1, 2018.  The stock will fully vest on an earlier date if a change of control occurs.  The terms and conditions of the grant are set forth in the grant award document filed herewith as Exhibit 10.1.

Ernest Ortega, Vice President and Chief Revenue Officer of the Company, received an award of 15,000 shares of restricted stock.  Shares will vest in quarterly increments of 3,000 shares starting on December 1, 2017 continuing through December 1, 2018.  The stock will fully vest on an earlier date if a change of control occurs.  The terms and conditions of the grant are set forth in the grant award document filed herewith as Exhibit 10.2.

Robert Beury, and Timothy O’Neill, each Vice Presidents of the Company, each received an award of 24,000 shares of restricted stock.  Shares will vest in quarterly increments of 3,000 shares starting on March 1, 2017 continuing through December 1, 2018.   The stock will fully vest on an earlier date if a change of control occurs.  The terms and conditions of each of the grants that have quarterly vesting shall be as set forth in the grant award document filed herewith as Exhibits 10.3 and 10.4, respectively.

Last Name	First Name	Shares Granted	Shares vesting each quarter	vest start date
Beury	Robert	24,000	3,000	March 1, 2017
O’Neill	Timothy	24,000	3,000	March 1, 2017
Ortega	Ernest	15,000	3,000	December 1, 2017
Weed	Thaddeus (Tad)	36,000	4,500	March 1, 2017

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 3, 2014, the Board of Directors amended and restated the Bylaws of the Company, effective immediately, to provide that shareholder actions must be filed in Delaware and awards the Company attorney’s fees if it prevails and otherwise provides that each party bears its own expenses of litigation, which are new articles 62 and 63 in the Bylaws (a copy of which is filed herewith as Exhibit 3.2).   The Board of Directors also approved that each new article added to the Bylaws shall be submitted separately to the stockholders for confirmation at the annual meeting.  The stockholders shall be informed in the proxy that should the stockholders fail to confirm either bylaw change the board intends, absent extraordinary circumstances, to remove from the bylaws the change that was not confirmed.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, as amended and restated, a copy of which is filed as Exhibit 3.2 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

3.2	Bylaws of Cogent Communications Holdings, Inc., as amended and restated by the Board of Directors on November 3, 2014.
10.1	Restricted Stock Award, dated as of November 3, 2014, between the Company and Thaddeus (“Tad”) Weed.
10.2	Restricted Stock Award, dated as of November 3, 2014, between the Company and Ernest Ortega.
10.3	Restricted Stock Award, dated as of November 3, 2014, between the Company and Robert Beury.
10.4	Restricted Stock Award, dated as of November 3, 2014, between the Company and Timothy O’Neill.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cogent Communications Holdings, Inc.

November 4, 2014	By:	/s/David Schaeffer
Name: David Schaeffer
Title: Chairman, President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description
3.2	Bylaws of Cogent Communications Holdings, Inc., as amended and restated by the Board of Directors on November 3, 2014 (filed herewith).
10.1	Restricted Stock Award, dated as of November 3, 2014, between the Company and Thaddeus (“Tad”) Weed (filed herewith).
10.2	Restricted Stock Award, dated as of November 3, 2014, between the Company and Ernest Ortega (filed herewith).
10.3	Restricted Stock Award, dated as of November 3, 2014, between the Company and Robert Beury (filed herewith).
10.4	Restricted Stock Award, dated as of November 3, 2014, between the Company and Timothy O’Neill (filed herewith).